Exhibit 10.12

              Cooperation Agreement between School and Enterprises

Party A: Fujinon (Shenzhen) Technologies Co., Ltd.

Address: Fusheng Industrial Zone, Qiaotou Village, Fuyong Town, Bao'an District, Shenzhen City, Guangdong Province

Party B: Changsha Huanqiu Vocational Secondary School

Address: Shahe Segment, Ningxiang County, Changsha City, Hunan Province

Tel(pound)(0)0731-7826894 7828601

This Agreement is made and entered by and between Fujinon (Shenzhen) Technologies Ltd. (hereinafter called "Party A") and Changsha Huanqiu Vocational Secondary School (hereinafter called "Party B") on the basis of detailed negotiation and in line with the principle of long-term cooperation with each other.

Whereby it is agreed and declared as follows:

I. By virtue of production, Party A hereby appoints Party B to train students majoring in molds and numerical control from September 6th, 2007 to September 5th, 2012.

II. Party A shall pay Party B RMB 150-250 Yuan per student as training expense, which shall be paid together with residual payment of the students' salary when the students leave the factory in the charge of Party A.

III. The travel expenses and lodging costs to and from the factory of the group leader escorting the students to the factory shall be paid by Party A.

IV. Party A shall solicit Party B ahead of time to agree and deal with the relevant affairs together with Party B before a student leaves the factory if the student is to be terminated or dismissed because of poor performance. Party A shall be responsible for all any consequences involved if Party A unilaterally dismisses the students of Party B.

V. Party A shall inform Party B in advance and ensure to retain or arrange the students from Party B to its utmost because of layoffs rising from lower productivity.

VI. Party A confers on Party B the plaque of "the training and practice base of employee from Fujinon (Shenzhen) Technologies Ltd." And Party B confers on Party A the plaque of "the training and practice base of students from Changsha Huanqiu Vocational Secondary School". During summer and winter holidays, Party B organizes its students to be taking-post internship of Party A or participate in work-study program, Except that RMB 400 Yuan is paid to each student monthly, the residual payment of the students' income shall be paid at a time when the students leave the factory.

VII. In order to further strengthen the cooperation between the school and the enterprise, Party A may donate some equipment as teaching practice equipment to Party B.

VIII. The trade secret shall be mutually protected by Party A and Party B and shall not be disclosed and made public in spoke or written form, the Agreement shall never be provided to the third party.
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IX. The Agreement is in supplicate with each party holding one copy.

X. If other matters  concerned aren't written in the Agreement,  the two parties
shall   consult  with  each  other  in  line  with  the  principle  of  friendly cooperation.

Party A (signature)                               Party B (signature)

/s/ Fujinon (Shenzhen) Technologies Co., Ltd.     /s/Changsha Huanqiu Vocational
                                                  Secondary School

Representative of Party A                         Representative of Party B

(signature)                                       (signature)

Date: September 5, 2007                           Date: September 5, 2007